UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 14, 2015

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2015 annual meeting of stockholders of Genworth Financial, Inc. (“Genworth”), held on May 14, 2015, the holders of Genworth’s Class A Common Stock entitled to vote at the meeting (1) elected all ten of the director nominees for the ensuing year, (2) approved, on an advisory basis, the compensation of Genworth’s named executive officers, and (3) ratified the selection of KPMG LLP as Genworth’s independent registered public accounting firm for 2015. The stockholders did not approve a stockholder proposal regarding the preparation of an annual sustainability report.

The final voting results were as follows:

Proposal 1

Election of directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
William H. Bolinder	354,353,905	8,014,445	1,029,954	61,372,285
G. Kent Conrad	354,725,531	7,645,659	1,027,114	61,372,285
Melina E. Higgins	355,888,877	6,511,881	997,546	61,372,285
Nancy J. Karch	353,054,393	9,312,945	1,030,966	61,372,285
Thomas J. McInerney	354,842,839	7,573,151	982,314	61,372,285
Christine B. Mead	329,632,607	32,773,275	992,422	61,372,285
David M. Moffett	354,898,510	7,504,648	995,146	61,372,285
Thomas E. Moloney	329,549,129	32,873,750	975,425	61,372,285
James A. Parke	326,871,408	34,750,026	1,776,870	61,372,285
James S. Riepe	330,021,058	32,428,479	948,767	61,372,285

Proposal 2

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval, on an advisory basis, of the compensation of Genworth’s named executive officers	353,416,002	8,938,278	1,044,024	61,372,285

Proposal 3

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2015	416,929,123	6,650,475	1,190,991	N/A

Proposal 4

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stockholder Proposal regarding the preparation of an annual sustainability report	107,873,561	161,538,346	93,986,397	61,372,285

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: May 18, 2015	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and
General Counsel